UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 22, 2024
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $5.00 par value per share	RNST	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 22, 2024, the Board of Directors of Renasant Corporation (“Renasant”) approved and adopted Amended and Restated Bylaws of Renasant Corporation (the “Bylaws”), which became effective immediately. The amendment and restatement of the Bylaws (1) replaced references to the Nasdaq Marketplace Rules with references to New York Stock Exchange listing rules, (2) eliminated the required that special meetings of Renasant shareholders be held at Renasant’s principal offices in Tupelo, Mississippi, and (3) incorporated existing amendments into the body of the Bylaws and made certain other ministerial, non-substantive changes designed to enhance the readability of the Bylaws.
The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated by reference herein.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On October 22, 2024 Renasant held a Special Meeting of Shareholders (the “Renasant Special Meeting”) to vote on certain matters in connection with its announced merger with The First Bancshares, Inc. (“FBMS”). Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. At the meeting, shareholders voted on the following proposals:
1.A proposal to approve the Agreement and Plan of Merger, dated as of July 29, 2024 by and between Renasant and FBMS (the “Merger Agreement”) and to approve the transactions contemplated by the Merger Agreement, including the merger of FBMS with and into Renasant and the issuance of shares of common stock, par value of $5.00 per share, of Renasant (“Renasant common stock”) as consideration under the Merger Agreement (the “Merger and Share Issuance Proposal”); and
2.A proposal to approve one or more adjournments of the Renasant Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Merger and Share Issuance Proposal (the “Adjournment Proposal”).
At the close of business as of September 12, 2024, the record date for shareholders entitled to notice of, and to vote at, the Renasant Special Meeting (the “Record Date”), there were 64,632,032 shares of Renasant common stock issued and outstanding. The holders of 52,057,072 shares of Renasant common stock were present in person or by proxy at the Renasant Special Meeting, representing approximately 80.54% of the outstanding shares as of the Record Date, constituting a quorum for all matters to be presented at the Renasant Special Meeting.
The Merger and Share Issuance Proposal was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
51,923,496	73,382	60,194	—
The Adjournment Proposal was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
49,865,468	2,145,191	46,413	—

Item 9.01.    Financial Statements and Exhibits.
    (d)    The following exhibits are furnished herewith:
    Exhibit No.    Description
3(ii)        Amended and Restated Bylaws of Renasant Corporation

104        The cover page of Renasant Corporation’s Form 8-K is formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: October 24, 2024	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
Chief Executive Officer